UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2019

AMAG Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter St.
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)
(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAG	NASDAQ Global Select Market

Item 7.01. Regulation FD Disclosure.

On June 21, 2019, AMAG Pharmaceuticals, Inc. (“AMAG”) issued a press release announcing the approval of VyleesiTM (bremelanotide injection) granted by the U.S. Food and Drug Administration (the “FDA”). A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On June 21, 2019, AMAG announced that the FDA has approved VyleesiTM (bremelanotide injection) to treat acquired, generalized hypoactive sexual desire disorder (HSDD) in premenopausal women.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 21, 2019 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Quality & Corporate Secretary
Dated:	June 21, 2019

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